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                                                                    EXHIBIT 23.1


                    Consent of Independent Public Accountants


As independent public accountants we consent to the incorporation by reference in this registration statement on Form S-8 pertaining to the CareScience, Inc. 1995 Equity Compensation Plan and the 1998 Time Accelerated Restricted Stock Option Plan of our report dated February 18, 2000 appearing in the prospectus dated June 28, 2000 included in the registration statement on Form S-1 (Registration No. 333-32376) of CareScience, Inc. filed With the Securities and Exchange Commission.



                                            /s/ ARTHUR ANDERSEN LLP


Philadelphia, Pennsylvania
December 27,2000